UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2005

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2005, Openwave Systems Inc. (the “Company”) and Gerald Held entered into a letter agreement (the “Letter Agreement”) setting forth Dr. Held’s appointment as Class III director on the Board of Directors of the Company (the “Board of Directors”). As described in the Letter Agreement, Dr. Held is eligible to receive an initial stock option grant under the Company’s Amended and Restated 1999 Directors’ Stock Option Plan (the “Directors’ Stock Plan”), for 50,000 shares of the Company’s common stock, with an exercise price equal to the fair market value on the date of grant. The initial stock option grant vests ratably over a four-year period with a one-year cliff commencing from the date of grant. At the first meeting of each subsequent calendar year, Dr. Held will also be eligible for future annual stock option grants to purchase 30,000 shares of the Company’s common stock, vesting ratably over a four-year term, provided that he serves at least 8 months in the prior year. Dr. Held is also entitled to receive compensation for his service as a director in accordance with the Company’s customary director compensation policies, which is currently set at a $20,000 annual retainer fee, $1,500 for each board meeting attended and $1,000 for each committee meeting attended. In addition, Dr. Held may be eligible for annual retainer fees for chairing board committees. The parties also agreed to terminate an existing consulting agreement, dated December 1, 2004, between Dr. Held and the Company, effective April 26, 2005, except for the remaining 3 days of consulting that were previously scheduled.

The foregoing is a summary description of certain terms of the Letter Agreement and is qualified entirely by the text of the Letter Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

On April 27, 2005, the Company and Dr. Held also entered into the Company’s standard director and executive officer indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement provides for indemnification of Dr. Held for expenses, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as a director or at the Company’s request. The Company’s form of indemnification agreement is incorporated by reference to Exhibit 10.16 to the Company annual report on Form 10-K dated September 28, 2001.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2005, Kevin J. Kennedy resigned from the Board of Directors, effective April 27, 2005.

On April 27, 2005, the Company appointed Dr. Held as a Class III director on the Board of Directors. Dr. Held’s membership on any committee of the Board of Directors has not been determined. Dr. Held will serve as a Class III director until the 2006 annual meeting of stockholders or until his earlier resignation or removal. A copy of the related press release announcing the appointment of Dr. Held to the Board of Directors and the resignation of Mr. Kennedy from the Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.2.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Letter Agreement between Openwave Systems Inc. and Gerald Held, dated April 27, 2005.

99.2	Press Release issued by Openwave Systems Inc. on May 2, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	Vice President and General Counsel

Date: May 2, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter Agreement between Openwave Systems Inc. and Gerald Held, dated April 27, 2005.

99.2	Press Release issued by Openwave Systems Inc. on May 2, 2005.

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